Exhibit 10.1


               AMERICAN BAR ASSOCIATION MEMBERS/STATE STREET
                               COLLECTIVE TRUST

                  SIXTH AMENDED AND RESTATED FUND DECLARATION

                                 BALANCED FUND


          Pursuant to Sections 3.03 and 7.01 of the Declaration of Trust, dated December 5, 1991, as amended as of July 31, 1995 and as further amended as July 15, 2002 (the "Declaration of Trust"), which authorizes State Street Bank and Trust Company as trustee ("State Street" or the "Trustee") of the American Bar Association Members/State Street Collective Trust (the "Collective Trust") to amend the Fund Declarations of the investment funds established under the Collective Trust, effective as of April 1, 2003 State Street hereby amends and restates the Fund Declaration dated July 15, 2002 of the Balanced Fund, an investment fund established under the Collective Trust (the "Fund"). The provisions of the Declaration of Trust are incorporated herein by reference. In addition, the Trustee agrees and declares that it will hold, administer and deal with all money and property received or purchased by it as Trustee of the Collective Trust on behalf of the Fund subject to the additional terms and conditions set forth in this Fund Declaration. Capitalized terms used and not otherwise defined shall have the meanings set forth in the Declaration of Trust.

          1. Investment Objective. The investment objective of the Balanced Fund is to achieve both current income and long-term capital appreciation. The Balanced Fund will seek to achieve, over an extended period of time, total returns comparable to or superior to an appropriate combination of broad measures of the domestic stock and bond markets.

          2. Investment Guidelines and Restrictions. The assets of the Fund shall be invested and reinvested primarily in publicly traded common stocks and other equity-type securities, long-term debt securities (including bonds, notes, debentures, equipment trust certificates, asset-backed securities and mortgage related securities), and money market instruments, provided that the Trustee may invest all or any portion of the assets of the Fund in accordance with Section 3.03(c) of the Declaration of Trust. It is expected that (i) at least 40%, but not more than 70%, of the assets of the Fund will be invested in common stocks and other equity-type instruments, including convertible securities and, (ii) at least 30%, but not more than 60%, of the assets of the Fund will be invested in nonconvertible debt securities and money market instruments. Securities of non-U.S. companies may be held by the Fund directly or indirectly through American Depositary Receipts or European Depositary Receipts.

          It is the intention of the Trustee not to cause the Fund to invest in derivative securities, except to the extent set forth in the Prospectus of the Collective Trust from time to time in effect pursuant to which the Units of the Fund may be issued.


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The Trustee, subject to consultation with ABRA, may in the future review such investment policy.

          The Fund may invest in any of the money market securities described in Section 3.03(c) of the Declaration of Trust subject to the following restrictions, provided that such restrictions shall apply only at the time of purchase of the securities:

          (a) commercial paper must be either rated P-1 by Moody's Investors Service, Inc. ("Moody's") or at least A-1 by Standard & Poor's Corporation ("S&P");

          (b) master demand notes or variable amount floating rate notes must be issued by an issuer that has an outstanding issue of unsecured debt that is currently rated at least A by Moody's or at least A by S&P; and

          (c) debt securities with less than one year until maturity must be issued or guaranteed by an issuer which is currently rated at least A by Moody's or at least A by S&P.

          The Fund will not:

          (a) trade in foreign currency (except transactions incidental to the settlement of purchases or sales of securities for the
               Fund);

          (b) make an investment in order to exercise control or management over a company;

          (c) make short sales, unless the Fund has, by reason of ownership of other securities, the right to obtain securities of a kind and amount equivalent to the securities sold, which right will continue so long as the Fund is in a short position;

          (d) trade in commodities or commodity contracts, except futures contracts (including options on futures contracts) with respect to securities and securities indices for hedging purposes or pursuant to the investment policy regarding derivative securities referred to above;

          (e)  write uncovered options;

          (f) purchase real estate or mortgages, provided that the Fund may buy shares of real estate investment trusts listed on U.S. stock exchanges or reported on the Nasdaq National Market if such purchases are consistent with the investment objective and restrictions set forth in this Fund Declaration;

          (g)  invest in the securities of registered invested companies;


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          (h)  invest in oil, gas or mineral leases;

          (i) purchase any security on margin or borrow money, except for short-term credit necessary for clearance of securities transactions; or

          (j) make loans, except by (i) the purchase of marketable bonds, debentures, commercial paper and similar marketable evidences of indebtedness, (ii) engaging in repurchase Agreement transactions and (iii) making loans of portfolio securities.

          3. Initial Value of Units of the Fund. The initial value of Units of the Fund was the Unit value as of December 31, 1991 of the units maintained in Separate Account No. 100 under Group Annuity Contract No. AC 2550 effective on August 30, 1984 and issued by The Equitable Life Assurance Society of The United States to the trustees of the American Bar Association Members Retirement Trust and the American Bar Association Members Pooled Trust for Retirement Plans.

          4. Restrictions on Withdrawals. There is no restriction on withdrawal and transfer. A Participating Trust may request withdrawal of any number of Units of the Fund on each Business Day.

          5. Trustee, Management and Administrative Fees. For services rendered as trustee of the Fund, the Trustee will be entitled to receive compensation in the amount and at the times set forth in Schedule A attached hereto.

          6. Investment Advisors. The Trustee retains the right to appoint Investment Advisors to assist the Trustee in managing the assets of the Fund. Any such Investment Advisors shall be designated from time to time in Schedule B attached hereto, and the Trustee shall enter into investment advisory agreements with such Investment Advisors setting forth the terms and conditions (including any volume or percentage limitations applicable to types, categories or classes of securities) under which any such Investment Advisor will advise and make recommendations to the Trustee and the compensation to be paid to such Investment Advisors.

          7. Conflicts. In the event of a conflict between the terms of this document and the Declaration of Trust, the Declaration of Trust shall control unless the Declaration of Trust specifically permits the Trustee to vary the particular provision set forth therein.


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          IN WITNESS WHEREOF, STATE STREET BANK AND TRUST COMPANY has caused its name to be signed to this Amended and Restated Fund Declaration for the Balanced Fund by its proper officer as of November 14, 2003 to be effective as of April 1, 2003.



ATTEST:                                     STATE STREET BANK AND TRUST
                                             COMPANY


By: /s/ Jessica K. Moore                    By: /s/ Beth Halberstadt
   -----------------------------                ------------------------------
   Name:  Jessica K. Moore                      Name:  Beth Halberstadt
   Title: Legal Secretary                       Title: Vice President


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                                 BALANCED FUND

                  SIXTH AMENDED AND RESTATED FUND DECLARATION

                                  SCHEDULE A



          For services rendered to the Balanced Fund, the Trustee shall be entitled to receive with respect to the assets of the Fund a Trustee, Management and Administrative fee, charged at the following annual rates, which will accrue on a daily basis and will be paid monthly, provided that such fee shall be reduced by the amount of any fee received by the Trustee (which for these purposes shall not exceed the amount set forth below) on account of the investment of any assets of the Fund in any other collective investment fund maintained by the Trustee:

  Aggregate Value of Assets in the
  Balanced, Index  Equity, Intermediate
  Bond, International Equity, Large-Cap
  Growth Equity, Large-Cap Value Equity,
  Mid-Cap Growth Equity, Mid-Cap Value
  Equity, Small-Cap Equity, and Stable
  Asset Return Funds                                    Rate
  ----------------------------------------              ----

First $1.0 billion                                      .156%
Next  $1.8 billion                                      .058
Over  $2.8 billion                                      .025


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                                 BALANCED FUND
                  SIXTH AMENDED AND RESTATED FUND DECLARATION

                                  SCHEDULE B
                                  ----------


The Trustee has entered into Investment Advisor Agreements for the Fund with the following entities, and such Investment Advisors are entitled to payment of compensation as specified therein:

                        CAPITAL GUARDIAN TRUST COMPANY
                  MORGAN STANLEY INVESTMENT MANAGEMENT, INC.